[Logo Omitted]  SECURED
                SERVICES      www.secured-services.com   |   www.identiprise.com


Mail Stop 4561

                                                                   June 30, 2006



Stephen G. Krikorian
Branch Chief - Accounting
Division of Corporation Finance
United States Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7010

          Re:     Secured Services, Inc.
                  File No. 1-12536

Dear Mr. Krikorian:

         On behalf of Secured Services, Inc. (the "COMPANY"), I am responding to your letter of June 26, 2006, regarding the resignation of J.H. Cohn LLP as the Company's principal independent auditors. I confirm that the Company has filed the information required by Item 304 of Regulation S-B in an Item 4.01 Form 8-K on June 30, 2006.

         In connection with the Company's response to your comments, the Company hereby acknowledges that:

         o the Company is responsible for the adequacy and accuracy of the disclosure in the filing;

         o staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

         o the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Sincerely,

/s/ Dale Quick
Dale Quick
Chief Executive Officer